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                                                                     Exhibit 4.1




                                    SBE, INC.

                          SECURITIES PURCHASE AGREEMENT

                                  JUNE 27, 2003



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                                    SBE, INC.

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made as of June 27, 2003, by and among SBE, INC., a Delaware corporation (the "COMPANY"), and the persons listed on the Schedule of Purchasers attached hereto as EXHIBIT A (the "PURCHASERS").

         The parties to this Agreement agree as follows:

                                   ARTICLE 1

              AUTHORIZATION AND SALE OF COMMON SHARES AND WARRANTS

         1.1 AUTHORIZATION. The Company has authorized (a) the sale and issuance of up to 500,000 shares of its Common Stock (the "COMMON SHARES") and (b) the sale and issuance of warrants, in the form attached hereto as EXHIBIT B (the "WARRANTS"), to purchase up to 50,000 shares of the Company's Common Stock (the "COMMON STOCK") pursuant to this Agreement.

         1.2 SALE OF COMMON SHARES AND  WARRANTS.  At the Closing (as defined in
Section 2.1), on the terms and subject to the conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company:

              (A) Common Shares in the amount and at the purchase price set forth opposite each Purchaser's name on EXHIBIT A; and

              (B) Warrants to purchase shares of the Company's Common Stock in the amount set forth opposite each Purchaser's name on EXHIBIT A at an exercise price equal to $1.50 per share of Common Stock (the "WARRANT PRICE"). The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES." The Common Shares, the Warrant Shares and the Warrants are collectively referred to herein as the "SECURITIES."

                                   ARTICLE 2

                                CLOSING; DELIVERY

         2.1 CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Article 5 and Article 6 of this Agreement, the closing of the purchase and sale of the Common Shares and Warrants hereunder (the "CLOSING") shall be held at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111, upon execution of this Agreement.

         2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser a duly executed Warrant, and as soon as practicable thereafter will deliver to each Purchaser a certificate representing the number of Common Shares to be purchased by such Purchaser, registered in the Purchaser's name as shown on EXHIBIT A. Such delivery shall be against



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

payment of the purchase price therefor at the Closing by wire transfer of immediately available funds to the Company in accordance with the Company's written wiring instructions.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers as of the date of this Agreement:

         3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company.

         3.2 CORPORATE POWER; AUTHORIZATION. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Common Shares and Warrants, to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants, and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes, and upon execution and delivery by the Company of the Warrants, the Warrants will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof, the issuance, sale and delivery of the Common Shares and the Warrants by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Certificate of Incorporation (the "CERTIFICATE") or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

         3.3 ISSUANCE AND DELIVERY OF THE SECURITIES; CAPITALIZATION. When issued in compliance with the provisions of this Agreement and the Certificate, the Common Shares will be validly issued, fully paid and nonassessable. Upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable. The issuance and delivery of the Common Shares and the Warrants is not subject to preemptive or any other similar rights of the stockholders of the Company or any liens or encumbrances. As of the date of this Agreement, prior to issuances contemplated by this Agreement, 4,182,417 shares of the Company's Common Stock, options to purchase 1,548,811 shares of the Company's Common Stock and warrants to purchase 122,429 shares of the Company's Common Stock are outstanding.

         3.4 SEC DOCUMENTS. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the "SEC") under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), during the 12 months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC DOCUMENTS") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "SECURITIES ACT"), as applicable. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their filing with the SEC, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly presented in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         3.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states in which the Common Shares and Warrants are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the filing of the Registration Statement (as defined in Section 7.1) and all amendments thereto with the SEC as contemplated by Section 7.2 of this Agreement, and (c) the filing of the Nasdaq Stock Market Notification Form with the Nasdaq Stock Market.

         3.6 LITIGATION. Except as disclosed in the SEC Documents, there are no actions, suits proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) could have a material adverse effect on the Company's properties or assets or the business of the Company as currently conducted, or (b) could impair the ability of the Company to perform in any material respect its obligations under this Agreement.

         3.7 ELIGIBILITY TO USE FORM S-3. The Company is eligible to use Form S-3 for the registration of its securities under the Securities Act that are offered in transactions involving secondary offerings.



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         3.8 ABSENCE OF CERTAIN CHANGES. Since April 30, 2003, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company.

         3.9 FULL DISCLOSURE. There is no fact known to the Company (other than general economic or industry conditions known to the public generally or as disclosed in the documents referred to in Section 3.4) that has not been disclosed to Puglisi & Co. that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or
(ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.10 USE OF PROCEEDS. The proceeds of the sale of the Common Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes, including funding acquisitions of other businesses and assets.

                                   ARTICLE 4

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

         The Purchaser hereby jointly and severally represent and warrant to, and covenant with, the Company as follows:

         4.1 AUTHORIZATION. Each Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Common Shares and the Warrants to be purchased by it and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of each Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.

         4.2 INVESTMENT EXPERIENCE. Each Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Each Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Shares and the Warrants. Each Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Common Shares and Warrants.

         4.3 INVESTMENT INTENT. Each Purchaser is purchasing the Common Shares and the Warrants for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated by Article 7. Each Purchaser understands that the Common Shares and the Warrants have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Each Purchaser has completed or



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caused to be completed the Purchaser  Questionnaire attached hereto as EXHIBIT C for use in preparation of the Registration Statement, and the responses provided therein shall be true and correct as of the Closing and will be true and correct as of the effective date of the Registration Statement. Each Purchaser, in connection with its decision to purchase the Common Shares and the Warrants, has relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Each Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

         4.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Each Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

         4.5 DISPOSITIONS. Each Purchaser will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation: (a) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "DISPOSITION") the Securities; or (b) engage in any hedging or other transaction that is designed or could reasonably be expected to lead to or result in a Disposition of Securities by such Purchaser or any person or entity. In addition, each Purchaser agrees that for so long as it owns any Shares, it will not enter into any short sale of Shares or similar hedging transaction if such short sale results in the Purchaser having a net short position in the Shares.

         4.6 RESIDENCY. Each Purchaser's principal executive offices are in the jurisdiction set forth immediately below Purchaser's name on the Schedule of Purchasers attached hereto as EXHIBIT A.

         4.7 LEGEND. Each Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Securities):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE
         SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."



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                                   ARTICLE 5

                 CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASERS

         The Purchasers' obligation to purchase the Common Shares and the Warrants at the Closing is, at the option of a majority in interest of the Purchasers, subject to the fulfillment or waiver as of the Closing of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Article 3 hereof shall be true and correct as of the Closing.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company at or prior to the Closing shall have been performed or complied with in all material respects.

         5.3 LISTING. The Company shall have complied with all requirements with respect to the listing of the Common Shares on the Nasdaq SmallCap Market, except for such requirements not required until after the issuance of the Common Shares, such requirements to be complied with promptly after Closing.

         5.4 JUDGMENTS. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

                                   ARTICLE 6

                  CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY

         The Company's obligation to sell and issue the Common Shares and the Warrants at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

         6.1 RECEIPT OF PAYMENT. The Purchasers shall have delivered payment of the purchase price to the Company for the Common Shares and the Warrants being issued hereunder.

         6.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Purchasers in Article 4 hereof shall be true and correct as of the Closing.

         6.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers at or prior to the Closing shall have been performed or complied with in all material respects.

         6.4 DELIVERY OF PURCHASER QUESTIONNAIRE. The Company shall have received from each Purchaser a fully completed Purchaser Questionnaire in the form attached hereto as EXHIBIT C


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prior  to the  Closing  for the  Company's  use in  preparing  the  Registration
Statement pursuant to Article 7 below.

                                   ARTICLE 7

                                                                 COVENANTS

         7.1 DEFINITIONS. For the purpose of this Article 7:

              (A) the term "REGISTRATION STATEMENT" shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements;

              (B) the term "REGISTRABLE SHARES" shall mean all of the Common Shares and the Warrant Shares, and any securities of the Company or securities of any successor corporation issued as or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Shares or Warrant Shares; and

              (C) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration under the Securities Act, effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

         7.2 REGISTRATION PROCEDURES AND EXPENSES. The Company shall:

              (A) use its best efforts to file a Registration Statement with the SEC within 30 days following the Closing to register the Registrable Shares for resale on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under SEC Rule 415);

              (B) use all commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause any such Registration Statement filed pursuant to Section 7.2(a) above to become effective as promptly after filing of such Registration Statement as practicable, and in any event not later than 120 days following the Closing;

              (C) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 7.7 below, subject to the Company's right to suspend pursuant to Section 7.6;

              (D) furnish to each Purchaser such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

              (E) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by each Purchaser; provided, however, that the Company shall



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not be required in  connection  with this  paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

              (F) advise each Purchaser promptly:

              (I) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;

              (II) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

              (III) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

              (G) use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which the common stock of the Company is then listed; and

              (H) bear all expenses in connection with the procedures in paragraphs (a) through (g) of this Section 7.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states.

         7.3 OTHER REGISTRATIONS. As of the date hereof and through the 60-day period following the first date of effectiveness of the Registration Statement (the "RESTRICTION PERIOD"), the Company shall not, without the prior consent of Puglisi & Co., file a registration statement with respect to any securities other than (i) with respect to any merger, consolidation or acquisition or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered solely to directors, employees, consultants or sales agents, distributors or similar representatives of the Company solely on Form S-8 or any successor form. Notwithstanding the foregoing, the Company agrees to enter into lock-up agreements with the Company's directors and officers pursuant to which each director and officer will not engage in a public sale of the Company's securities owned by him during the Restriction Period for so long as he serves as a director or officer.

         7.4 DELAY IN FILING. If the Registration Statement is not filed with the SEC by the date specified in Section 7.2(a), then for each 30-day period following such date, until the date the Registration Statement is filed, the Company shall, for such period, pay each Purchaser, as liquidated damages and not as a penalty, an amount equal to 3.0% of the purchase price of the Common Shares purchased by such Purchaser hereunder, for such period (or prorated for any partial period); and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the last month in which such period occurs. If the Registration Statement is not declared effective by the date specified in Section 7.2(b), then for each 30-day period following such date, until the date the Registration Statement is declared effective, the per-share exercise price of the Warrants shall be decreased by $0.10 (as adjusted for stock splits, combinations, dividends and the like). The parties hereto agree that the liquidated damages provided for in this Section 7.4 constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to be filed in accordance with the provisions hereof.

         7.5 INDEMNIFICATION.

              (A) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities to which such Purchaser may become subject (under the Securities Act or otherwise)
insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, "LOSS") arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement or any breach of this Agreement by such Purchaser; and provided further, however, that the Company shall not be liable to any Purchaser of Registrable Shares to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i)(A) such Purchaser failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Share to the person asserting the claim from which such Loss resulted or (iii) such Purchaser sold Registrable Shares in violation of such Purchaser's covenant contained in Section 7.6 of this Agreement.

              (B) The Purchasers, severally and not jointly, agree to indemnify and hold harmless the Company each officer of the Company who signs the Registration Statement and each director of the Company, from and against any Losses to which the Company (or any such officer or director) may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of this Agreement by a Purchaser or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of a Purchaser specifically for use in preparation of the Registration Statement, and the Purchasers will reimburse the Company (and each of its officers and directors) for any legal or other expenses incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this
Section 7.5(b) be greater in amount than the dollar amount of the proceeds (net of the amount of any damages the Purchasers have otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by the Purchasers upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

              (C) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter  stated,  in case  any  such  action  shall be  brought  against  an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

              (D) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the "ADVANCE INDEMNIFICATION PAYMENT") to the indemnified party. In the event that the indemnified party's actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party's actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

         7.6 PROSPECTUS DELIVERY. Each Purchaser hereby covenants with the Company not to make any sale of the Registrable Shares without complying with
Section 8.3. Each Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the

Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives such Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives such Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided that such suspension periods shall in no event exceed 45 days in any 12-month period and that, in the good faith judgment of the Company's Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders.

         7.7 TERMINATION OF OBLIGATIONS. The obligations of the Company pursuant to Section 7.2 hereof shall cease and terminate upon the earlier to occur of (a) such time as all of the Registrable Shares have been resold and (b) the second anniversary of the Closing.

         7.8 REPORTING REQUIREMENTS.

            (A) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company will use all commercially reasonable efforts to:

              (I) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

              (II) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         so long as any of the Purchasers own Registrable Shares, to furnish to any Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3, and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

         7.9 ASSIGNMENT OF RIGHTS. The rights to cause the Company to register all or any portion of Registrable Shares pursuant to this Section 7 may be assigned by Purchasers to a proper transferee or assignee under Section 8.3(a)(iii). Within a reasonable time after such transfer, the Purchaser shall notify the Company of the name and address of such transferee or assignee, and the securities with respect to which such registration rights are being assigned. Such assignment shall be effective only if, (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (subject to the purchase price of the shares being kept confidential by the Purchaser and such transferee or assignee), (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee and
(B) the Registrable Shares with respect to which such registration rights are being assigned, (iii) following such transfer or assignment, the further disposition of the Registrable Securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time that the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with Section 8.3(a)(iii) and (vi) such transferee shall be an "accredited investor," as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

         7.10 RIGHT OF FIRST REFUSAL.

              (A) SUBSEQUENT  OFFERINGS.  Subject to applicable securities laws, each Purchaser shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue, other than the Equity Securities excluded by Section 7.10(f) hereof. Each Purchaser's pro rata share is equal to the ratio of (a) the number of shares of the Common Stock purchased by such Purchaser under this Agreement (as adjusted for stock splits, dividends, combinations and the like) or the number of shares of the Common Stock held by such Purchaser immediately prior to the issuance of such Equity Securities, whichever is less, to (b) the total number of shares of the Common Stock outstanding immediately prior to the issuance of the Equity Securities. The term "EQUITY SECURITIES" shall mean (i) the Common Stock, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, the Common Stock, (iii) any security carrying any warrant or right to subscribe for or purchase any Common Stock or (iv) any such warrant or right.

              (B)  EXERCISE  OF RIGHTS.  If the  Company  proposes  to issue any
Equity Securities, it shall give each Purchaser then holding shares of the Common Stock written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each such Purchaser shall have 10 days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Purchaser who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

              (C) ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Purchasers fail to exercise in full the rights of first refusal, the Company shall have 90 days thereafter to sell the Equity Securities in respect of which the Purchasers' rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company's notice pursuant to Section 7.10(b) hereof. If the Company has not sold such Equity Securities within 90 days of the notice provided pursuant to Section 7.10(b), the Company shall not thereafter issue or sell such Equity Securities without first offering such securities to the Purchasers in the manner provided above.

              (D) SALE WITHOUT NOTICE. In lieu of giving notice to the Purchasers prior to the issuance of Equity Securities as provided in Section 7.10(b), the Company may elect to give notice to the Purchasers within 30 days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Purchaser then holding shares of the Common Stock shall have 10 days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by such Purchaser, maintain such Purchaser's pro rata share (as set forth in Section 7.10(a)) of the Common Stock. The closing of such sale shall occur within 60 days of the date of notice to the Purchasers.

              (E)  TERMINATION.  The right of first refusal  established by this
Section 7.10 shall terminate upon the first anniversary of the date of this Agreement.

              (F) EXCLUDED SECURITIES. The right of first refusal established by this Section 7.10 shall have no application to any of the following Equity
Securities:

                 (I) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                 (II) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the right of first refusal established by this Section 7.10 were complied with or were inapplicable pursuant to any provision of this Section 7.10(f) with respect to the initial sale or grant by the Company of such rights or agreements;

                 (III) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination;

                 (IV) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                 (V) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

                 (VI) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided that such transaction is not substantially for equity financing purposes;

                 (VII) any Common Stock issued for a purchase price in excess of $1.10 per share (as adjusted for stock splits, dividends, combinations and the like); and

                 (VIII) any securities exchangeable or exercisable for, or convertible into, shares of Common Stock where the deemed issuance price of the Common Stock upon such exchange, exercise or conversion is in excess of $1.10 per share (as adjusted for stock splits, dividends, combinations and the like).

                                   ARTICLE 8

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT

         8.1 RESTRICTIONS ON TRANSFERABILITY. The Securities shall not be transferable in the absence of an effective registration statement therefor under the Securities Act or an exemption therefrom. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

         8.2 INSTRUCTION SHEET. Each certificate representing Registrable Shares shall bear the Instruction Sheet attached hereto as EXHIBIT D (in addition to any legends required hereunder or under applicable securities laws).

         8.3 TRANSFER OF SECURITIES.

              (A) Each Purchaser hereby covenants with the Company not to make any sale of the Securities except:

                 (I) in accordance with the Registration Statement, in which case such Purchaser covenants to comply with the requirement of delivering a current prospectus; or

                 (II) in accordance with Rule 144, in which case such Purchaser covenants to comply with Rule 144; or

                 (III) (A) If the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act and applicable state securities laws.

              (B) Each Purchaser further acknowledges and agrees that, if such Purchaser is selling the Securities using the prospectus forming a part of the Registration Statement, such Securities are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Securities is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as EXHIBIT E.

         8.4 PURCHASER INFORMATION. Each Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser's "Plan of Distribution."

         8.5 FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Shares to the Purchasers under any United States laws and regulations, or by any domestic securities exchange or trading market, and upon the request of any Purchaser, to provide a copy thereof to such Purchasers promptly after such request or filing, whichever occurs later.

         8.6 REPORTING STATUS. Until the second anniversary of this Agreement or until the Purchasers no longer own any of the Securities, the Company shall use its best efforts to file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not file a Form 15 to terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

                                   ARTICLE 9

                                  MISCELLANEOUS

         9.1 WAIVERS AND AMENDMENTS. The terms of this Agreement with respect to any Purchaser may be waived or amended with the written consent of the Company and such Purchaser. In addition, with the written consent of the Company and the record holders of a majority of the Registrable Shares then outstanding and held by Purchasers, the terms of this Agreement may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Registrable Shares.

         9.2 BROKER'S FEE. Each Purchaser acknowledges that the Company intends to pay a fee in respect of the sale of the Securities to Puglisi & Co. Each of the parties to this Agreement represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of Securities to the Purchasers.

         9.3 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York without any regard to conflicts of laws principles.

         9.4 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing for a period of one year following the Closing.

         9.5 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Upon a permitted transfer of a Purchaser's Securities on the books of the Company in accordance with the terms of Sections 8.3(a)(iii) or 8.3(b), the Purchaser may assign its rights and obligations under this Agreement to the permitted transferee upon prior written notice to the Company. Except as set forth in the previous sentence, no Purchaser shall assign this Agreement without the prior written consent of the Company.

         9.6 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

         9.7 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on EXHIBIT A, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (a) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (b) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (c) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

         9.8 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         9.10 FURTHER ASSURANCES. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         9.11 EXPENSES. Except as set forth in the letter agreement, dated as of June 18, 2003, between the Company and Puglisi & Co., each party shall bear the expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

         The foregoing agreement is hereby executed as of the date first above written.

SBE, INC.



By: /s/ David Brunton
    -----------------------------
    David Brunton
    Chief Financial Officer

PURCHASERS:

PUGLISI CAPITAL PARTNERS, L.P.                SCHOTTENFELD QUALIFIED
                                              ASSOCIATES, L.P.

By: Its General Partner                       By: Its General Partner
    -------------------------------               ----------------------------


By: /s/ Jeffrey Puglisi                       By: /s/ Richard Schottenfeld
    -------------------------------               ----------------------------



/s/ Gina Storelli                             /s/ Craig Bass
-------------------------------               ----------------------------
GINA STORELLI                                 CRAIG BASS


/s/ David Koch                                /s/ Christopher DiVecchio
-------------------------------               ----------------------------
DAVID KOCH                                    CHRISTOPHER DIVECCHIO



                SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                    EXHIBIT A


                             SCHEDULE OF PURCHASERS

                     PURCHASER                                  PURCHASE PRICE        COMMON SHARES           WARRANTS
                     ---------                                  --------------        -------------           --------
Puglisi Capital Partners, L.P.                                    $220,000               200,000               20,000
399 Park Avenue, 37th Floor
New York, NY  10022
Attn:  Jeff Puglisi

Schottenfeld Qualified Associates, L.P.                            220,000               200,000               20,000
399 Park Avenue, 37th Floor
New York, NY  10022
Attn:  Richard Schottenfeld

Gina Storelli                                                       27,500                25,000                2,500
420 East 55th Street, #10C
New York, NY  10022

Craig Bass                                                          27,500                25,000                2,500
203 Sinclair Place
Westfield, NJ  07090

David Koch                                                          27,500                25,000                2,500
285 Mariomi Road
New Canaan, CT  06840

Christopher DiVecchio                                               27,500                25,000                2,500
100 Sasco River Lane
Southport, CT  06890

TOTAL                                                          $550,000.00               500,000               50,000

                                    EXHIBIT B

                                 FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    SBE, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                                                           ______________, 2003
                         VOID AFTER _____________, 2008

         THIS CERTIFIES THAT, for value received, ___________________________, with its principal office at __________________________, or permitted assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from SBE, Inc., a Delaware corporation (the "Company"), up to __________ shares of the Common Stock of the Company (the "Common Stock"), as adjusted as provided below.

         1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

              (A) "Exercise Period" shall mean the period commencing with the date hereof and ending at 5:00 p.m. (California time) on the fifth anniversary of the date hereof.

              (B) "Exercise Price" shall mean $1.50 per share, subject to adjustment pursuant to Section 5 below.

              (C) "Exercise Shares" shall mean the shares of the Company's Common Stock issuable upon exercise of this Warrant.

         2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

              (A) An executed Notice of Exercise in the form attached hereto;

              (B) Payment of the Exercise Price either in cash or by check; and

              (C) This Warrant.

         Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

         The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                           X = Y (A-B)
                               -------
                                   A

Where X =         the  number  of  shares  of  Common  Stock to be issued to the
                  Holder

      Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

      A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

      B =         Exercise Price (as adjusted to the date of such calculation)

         For purposes of the above calculation, the "fair market value" of one share of Common Stock shall mean (i) the average of the closing sales prices for the shares of Common Stock on the Nasdaq SmallCap Market or other trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holders if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, "Bloomberg") for the 10 consecutive trading days immediately preceding such date, or (ii) if the Nasdaq SmallCap Market is not the principal trading market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

         3. COVENANTS OF THE COMPANY.

              (A) COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.

              (B) NO IMPAIRMENT. Except as and to the extent waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

              (C) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least 10 days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         4. REPRESENTATIONS AND COVENANTS OF HOLDER.

              (A) ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

              (B) SECURITIES ARE NOT REGISTERED.

              (1) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention except as set forth in Article 7 of the Securities Purchase Agreement dated as of the date hereof by and among the Company and the purchasers named therein (the "Securities Purchase Agreement").

              (2) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company will register the Exercise Shares pursuant to the provisions of
Section 7 of the Securities Purchase Agreement.

              (3) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

         (C) DISPOSITION OF WARRANT AND EXERCISE SHARES.

              (1) The Holder will not make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

              (A) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

              (B) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

              (C) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

              (2) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         5. ADJUSTMENT OF EXERCISE PRICE AND SHARES.

            (A) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares or other property as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

            (B) If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

              (1) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in section 5(a) above),

              (2) any cash paid or payable otherwise than as a cash dividend, or

              (3) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 5(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (2) and (3) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

            (C) SALE OF COMMON STOCK BELOW EXERCISE PRICE.

              (I) If at any time or from time to time after the issuance hereof, the Company issues or sells, or is deemed by the express provisions of this
Section 5(c) to have issued or sold Additional Shares of Common Stock (as defined below) for an Effective Price (as defined below) less than the then-existing Exercise Price (a "Qualifying Dilutive Issuance"), then and in each such case, the then-existing Exercise Price shall be reduced, as of 12:01 a.m. New York time on the date immediately after such issue or sale, to a price equal to the Effective Price of such Additional Shares of Common Stock issued or deemed to be issued in the Qualifying Dilutive Issuance.

              (II) No adjustment shall be made to the Exercise Price in an amount less than one cent per share. Any adjustment otherwise required by this
Section 5(c) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Exercise Price.

              (III) For the purpose of making any adjustment required under this
Section 5(c), the consideration received by the Company for any issue or sale of securities (the "Aggregate Consideration") shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company. If Additional Shares of Common Stock or Convertible Securities (as defined below) are sold together with other stock or securities or other assets of the Company for a consideration that covers both, Aggregate Consideration will be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

              (IV) (1) For the  purpose of the  adjustment  required  under this
Section 5(c), if the Company sells preferred stock, options, warrants, purchase rights or other securities convertible into or exercisable for Additional Shares of Common Stock ("Convertible Securities"), the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Convertible Securities plus the minimum amounts of consideration, if any, payable to the Company upon the conversion or exercise thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

              (2) If the minimum amount of consideration payable to the Company upon the exercise or conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price on the then-unexercisable portion of this Warrant shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such Convertible Securities.

              (3) No further adjustment of the Exercise Price, as adjusted upon the issuance of such Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock the conversion or exercise of any such Convertible Securities. If the conversion or exercise privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price as adjusted upon the issuance of such Convertible Securities shall be readjusted to the Exercise Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise or conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

         (V) For the purpose of making any adjustment to the Exercise Price as required under this Section 5(c), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(c) (including shares of Common Stock subsequently reacquired or retired by the Company) for cash in a bona fide financing transaction or any other assets or consideration in any transaction. Notwithstanding the foregoing, Additional Shares of Common Stock shall not include:

              (1) shares of Common Stock or Convertible Securities issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements;

              (2) shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the date hereof;

              (3) shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination;

              (4) shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company; and

              (5) any Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements.

         References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(c). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(c), into the

Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section 5(c), for such Additional Shares of Common Stock.

              (D)  The  Exercise   Price  shall  also  be  subject  to  downward
adjustment as provided in Section 7.4 of the Securities Purchase Agreement.

         6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

         7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         8. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

         9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         10. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address listed on the signature page or at such other address as the Company or Holder may designate by 10 days' advance written notice to the other parties hereto.

         11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regard to conflicts of laws principles.

         The Company has caused this Warrant to be executed by its duly authorized officer as of June 27, 2003.


                                         SBE, INC.



                                         By:
                                            ---------------------------------
                                            David Brunton
                                            Chief Financial Officer

                                         Address:
                                                 ----------------------------

                                                 ----------------------------

                                                 ----------------------------







                                         Holder's address:

                                         ------------------------------------

                                         ------------------------------------

                                         ------------------------------------

                               NOTICE OF EXERCISE



TO:  SBE, INC.

         (1) |_| The undersigned hereby elects to purchase ________ shares of the Common Stock of SBE, INC. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

             |_| The undersigned hereby elects to purchase ________ shares of Common Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Common Stock of the Company in the name of the undersigned or in such other name as is specified below:


                            ------------------------
                                     (Name)

                            ------------------------

                            ------------------------
                                    (Address)

         (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, other than as contemplated by Article 7 of the Securities Purchase Agreement dated as of June 27, 2003 by and among the Company and the purchasers named therein (the "Securities Purchase Agreement"); (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered (except to the extent a registration statement pursuant to and as contemplated by Article 7 of the Securities Purchase Agreement is effective) under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.




-----------------------------                   -------------------------------
(Date)                                          (Signature)


                                                -------------------------------
                                                (Print name)

                                 ASSIGNMENT FORM

                  (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)



         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
     --------------------------------------------------------------------------
                                   (Please Print)

Address:
        -----------------------------------------------------------------------
                                   (Please Print)


Dated:  __________, 20__

Holder's
Signature:
            -----------------------------------------------------------

Holder's
Address:
          -------------------------------------------------------------



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                    EXHIBIT C

                         INSTRUCTION SHEET FOR PURCHASER
                   (TO BE READ IN CONJUNCTION WITH THE ENTIRE
                         SECURITIES PURCHASE AGREEMENT)


A.       Complete the following items in the Securities Purchase Agreement:

         1. Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

         2.       EXHIBIT C-1 - Stock Certificate Questionnaire:

                  Provide the information requested by the Stock Certificate Questionnaire.

         3.       EXHIBIT C-2 - Registration Statement Questionnaire:

                  Provide  the   information   requested  by  the   Registration
                  Statement Questionnaire.

         4.       EXHIBIT C-3 - Purchaser Certificate:

                  Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

         5.       Return the signed Securities Purchase Agreement to:

                           William Edison
                           Cooley Godward LLP
                           One Maritime Plaza, 20th Floor
                           San Francisco, California 94111

B. Instructions regarding the transfer of funds for the purchase of Securities will be telecopied to the Purchaser at a later date.

C. Upon the resale of the Registrable Shares by the Purchaser after the Registration Statement covering the Registrable Shares is effective, as described in the Securities Purchase Agreement, the Purchaser:

         (I) must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

         (II) must send a letter in the form of EXHIBIT E to the Securities Purchase Agreement to the Company so that the Registrable Shares may be properly transferred.

                                   EXHIBIT C-1

                                    SBE, INC.
                         STOCK CERTIFICATE QUESTIONNAIRE


Pursuant to Section 4.3 of the Agreement, please provide us with the following information:


1.   The exact name that the  Securities  are to be  registered  in (this is the name that will appear on the stock  certificate(s)).  You may use a nominee
     name if appropriate:                                                               ______________________________

2.   The relationship between the Purchaser of the Securities and the Registered
     Holder listed in response to item 1 above:                                         ______________________________

3.   The mailing  address of the Registered  Holder listed in response to item 1
     above:                                                                             ______________________________

                                                                                        ______________________________


                                                                                        ______________________________

4.   The Tax  Identification  Number of the Registered Holder listed in response
     to item 1 above:                                                                   ______________________________





                                     C-1-1

                                   EXHIBIT C-2

                                    SBE, INC.

                      REGISTRATION STATEMENT QUESTIONNAIRE


         In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

A. GENERAL INFORMATION

         1. Please state your organization's name exactly as it should appear in the Registration Statement:


         2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?


                                 [ ] Yes [ ] No

         If yes, please indicate the nature of any such relationships below:



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



B.       SECURITIES HOLDINGS

         Please fill in all blanks in the following questions related to your BENEFICIAL OWNERSHIP of the Company's capital stock. Generally, the term "BENEFICIAL OWNERSHIP" refers to any direct or indirect interest in the securities which entitles you to any of the rights or benefits of ownership, even though you may not be the holder of record of the securities. For example, securities held in "street name" over which you exercise voting or investment power would be considered BENEFICIALLY OWNED by you. Other examples of indirect ownership include ownership by a partnership in which you are a partner or by an estate or trust of which you or any member of your IMMEDIATE FAMILY is a beneficiary. Ownership of securities held in the names of your spouse, minor children or other relatives who live in the same household may be attributed to you.

================================================================================
         PLEASE NOTE: IF YOU HAVE ANY REASON TO BELIEVE THAT ANY INTEREST IN SECURITIES OF THE COMPANY WHICH YOU MAY HAVE, HOWEVER REMOTE, IS A BENEFICIAL INTEREST, PLEASE DESCRIBE SUCH INTEREST. FOR PURPOSES OF RESPONDING TO THIS QUESTIONNAIRE, IT IS PREFERABLE TO ERR ON THE SIDE OF INCLUSION RATHER THAN EXCLUSION. WHERE THE SEC'S INTERPRETATION OF BENEFICIAL OWNERSHIP WOULD REQUIRE DISCLOSURE OF YOUR INTEREST OR POSSIBLE INTEREST IN CERTAIN SECURITIES OF THE COMPANY, AND YOU BELIEVE THAT YOU DO NOT ACTUALLY POSSESS THE ATTRIBUTES OF BENEFICIAL OWNERSHIP, AN APPROPRIATE RESPONSE IS TO DISCLOSE THE INTEREST AND AT THE SAME TIME DISCLAIM BENEFICIAL OWNERSHIP OF THE SECURITIES.
================================================================================

                                     C-2-1

         1. As of JUNE 27, 2003, I owned outright (including shares registered in my name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in "street name" for my account), the following number of shares of the Company's capital stock: _________________.

         2. In addition to the number of shares I own outright as indicated by my answer to question B(1), as of JUNE 27, 2003, I had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, over the following number of shares of the Company's capital stock: _________________.

         If the answer to this question B(2) was not "zero," please complete the following: with whom shared; and the nature of the relationship and any underlying voting trust agreement, investment arrangement or the like:

                           SHARED VOTING POWER:

 =========================== ========================= =========================

      NUMBER OF SHARES           WITH WHOM SHARED        NATURE OF RELATIONSHIP
 =========================== ========================= =========================





 =========================== ========================= =========================


 SHARED INVESTMENT POWER:



 =========================== ========================= =========================

      NUMBER OF SHARES           WITH WHOM SHARED        NATURE OF RELATIONSHIP
 =========================== ========================= =========================






 =========================== ========================= =========================

         As of AUGUST 27, 2003, I will have the right to acquire ________ shares of the Company's capital stock pursuant to outstanding stock options issued under the Company's stock option plans and ______ shares pursuant to the exercise of outstanding warrants (none, indicated by "0" above).

 ============================================================================
                            OPTIONS AND WARRANTS
              CLASS                                   NUMBER OF SHARES
 ======================================= ====================================





 ======================================= ====================================


                                     C-2-2

         (4) Please identify the natural person or persons who have voting and/or investment control over the Company's securities that you own, and state whether such person(s) disclaims beneficial ownership of the securities. For example, if you are a general partnership, please identify the general partners in the partnership.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                     C-2-3

C.       NASD QUESTIONS

         1. Are you (i) a "member"/1/ of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) an "affiliate"/2/ of a member of the NASD,
(iii) a "person associated with a member" or an "associated person of a member"/3/ of the NASD or (iv) an immediate family member/4/ of any of the foregoing persons? IF YES, please identify the member and describe such relationship (whether direct or indirect), and please respond to Question Number 2 below; IF NO, please proceed directly to Question Number 3.

                               Yes _____ No _____

Description:


-----------------
  /1/ NASD defines a "member" as any broker or dealer admitted to membership in the NASD, or any officer or partner or branch manager of such a member, or any person occupying a similar status or performing a similar function for such a member.
  /2/ The term "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with, the person specified. Persons who have acted or are acting on behalf of or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives. The following should apply for purposes of the foregoing:
         (i) a person should be presumed to control a Member if the person beneficially owns 10 percent or more the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10 percent or more of the distributable profits or losses of a Member which is a partnership;
         (ii) a Member should be presumed to control a person if the Member and Persons Associated With a Member beneficially own 10 percent or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10 percent or more of the distributable profits or losses of a person which is a partnership;
         (iii) a person should be presumed to be under common control with a Member if:
                  (1) the same person controls both the Member and another person by beneficially owning 10 percent or more of the outstanding voting securities of a Member or person which is a corporation, or by beneficially owning a partnership interest in 10 percent or more of the distributable profits or losses of a Member or person which is a partnership; or
                  (2) a person having the power to direct or cause the direction of the management or policies of the Member or such person also has the power to direct or cause the direction of the management or policies of the other entity in question.
  /3/ The NASD defines a "person associated with a member" or an "associated person of a member" as being every sole proprietor, partner, equity owner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who directly or indirectly controls or is controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.
  /4/ Immediate family includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, or any other person who is supported, directly or indirectly, to a material extent, by a person associated with a member of the NASD or any other broker/dealer.


                                     C-2-4

         2. If you answered "yes" to Question Number 1, please furnish any information as to whether any such member intends to participate in any capacity in the public offering, including the details of such participation:

Description:


         3. Are you or have you been an "underwriter or related person"/5/ or a person associated with an underwriter or related person, including, without limitation, with respect to the proposed public offering? If yes, please identify the underwriter or related person and describe such relationship (whether direct or indirect).

                               Yes _____ No _____

Description:


         4. If known, please describe in detail any underwriting compensations, arrangements or dealings entered into during the previous twelve months, or proposed to be consummated in the next twelve months, between (i) any underwriter or related person, member of the NASD, affiliate of a member of the NASD, person associated with a member or associated person of a member of the NASD or any immediate family member thereof, on the one hand, and (ii) the Company, or any director, officer or stockholder thereof, on the other hand, which provides for the receipt of any item of value and/or the transfer of any warrants, options or other securities from the Company to any such person (other than the information relating to the arrangements with any investment firm or underwriting organization which may participate in the proposed public offering).

Description:


         5. Have you purchased the securities in the ordinary course of business?

                               Yes _____ No _____



----------------
   /5/ The term "underwriter or related person" includes underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons, including members of the immediate family of such persons.



                                     C-2-5

The answers to the foregoing questions are correctly stated to the best of my information and belief. I shall advise William Edison at (415) 693-2021, the Company's outside counsel, promptly of any changes in the foregoing information.



                                     ------------------------------------------
                                     (Print name of Selling Security Holder)

                                     ------------------------------------------
                                     (Signature)

                                     By:
                                        ---------------------------------------
                                        (Name and title of signatory, if
                                         stockholder is an entity)


                                     ------------------------------------------
                                     (Date)




                                     C-2-6

                                   EXHIBIT C-3

                                    SBE, INC.
                      CERTIFICATE FOR INDIVIDUAL PURCHASERS


         If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

                                   CERTIFICATE

         I certify that the representations and responses below are true and accurate:

         In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please INITIAL EACH CATEGORY applicable to you as an investor in the Company.

         _____ (1) A natural person whose net worth/1/, either individually or jointly with such person's spouse exceeds $1,000,000;

         _____ (2) A natural person who had an income/2/ in excess of $200,000, or joint income with the person's spouse in excess of $300,000, in 2001 and 2002, and reasonably expects to have individual income reaching the same level in 2003;

         _____ (3) An executive officer or director of the Company.

Date:
      -----------------------           --------------------------------
                                        Name(s) of Purchaser


                                        --------------------------------
                                        Signature


                                        --------------------------------
                                        Signature




------------------
/1/ For purposes of this Certificate, "net worth" means the excess of total assets at fair market value over total liabilities, except that the principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. As used in the preceding sentence, "institutional lender" means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

/2/ For purposes of this Certificate, "income" means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:
(a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.



                                     C-3-1

                                   EXHIBIT C-3

                                    SBE, INC.
                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                     TRUST, FOUNDATION, AND JOINT PURCHASERS


         If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

                                   CERTIFICATE

         The undersigned certifies that the representations and responses below are true and accurate:

         (A) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

         (B) Indicate the form of entity of the undersigned:

               |_|  Limited Partnership

               |_|  General Partnership

               |_|  Corporation

               |_| Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor:

                    ------------------------------------------------------------

                    ------------------------------------------------------------

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    (Continue on a separate piece of paper, if necessary.)

               |_|  Other Type of Trust  (indicate type of trust and, for trusts
                    other  than   pension   trusts,   name  the   grantors   and
                    beneficiaries:

                    ------------------------------------------------------------

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    (Continue on a separate piece of paper, if necessary.)

               |_|  Other form of organization  (indicate form of organization
                    ( ). _______________________________________________________


                                     C-3-2

     (C) Indicate the approximate date the undersigned entity was formed: .

     (D) In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please INITIAL EACH CATEGORY applicable to you as an investor in the Company.

          _______ (1) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
     Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

          _______ (2) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

          _______ (3) An insurance company as defined in Section 2(13) of the Securities Act;

          _______ (4) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

          _______ (5) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

          _______ (6) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

          _______ (7) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          _______  (8) A private  business  development  company  as  defined in
     Section 202(a)(22) of the Investment Advisers Act of 1940;

          _______ (9) An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

          _______ (10) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;


                                     C-3-3

          _______ (11) An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:


     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     (Continue on a separate piece of paper, if necessary.)


Dated:
       ----------------------------------------------


-------------------------------------
Name of investor


-------------------------------------
Signature and title of authorized
officer, partner or trustee



                                     C-3-4

                                    EXHIBIT D

                                    SBE, INC.


IMPORTANT - DO NOT REMOVE THIS INSTRUCTION SHEET FROM THE ATTACHED SHARE CERTIFICATE UNLESS AND UNTIL THE SHARES ARE SOLD AS FOLLOWS:

(1) THE SHARES ARE RESOLD PURSUANT TO THE REGISTRATION STATEMENT ON FORM S-3 (NO. [________________]), AND, IN CONNECTION WITH SUCH RESALE, THE HOLDER HAS DELIVERED TO THE PURCHASER OF THE SHARES A CURRENT PROSPECTUS AND HAS PROVIDED TO THE COMPANY OR TO THE TRANSFER AGENT FOR THE COMPANY'S STOCK A PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE; OR

(2) THE SHARES ARE RESOLD IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED THAT, PRIOR TO SUCH RESALE, THE HOLDER HAS NOTIFIED THE COMPANY OF SUCH DISPOSITION AND PROVIDED THE COMPANY WITH WRITTEN ASSURANCES, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, OF COMPLIANCE WITH THE REQUIREMENTS OF SUCH EXEMPTION.








                    DO NOT REMOVE THIS INSTRUCTION SHEET FROM
                         THE ATTACHED SHARE CERTIFICATE
                            EXCEPT IN ACCORDANCE WITH
                        THE INSTRUCTIONS SET FORTH ABOVE.

                                    EXHIBIT E

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE


To:      [INSERT TRANSFER AGENT]

         ATTENTION: [________________]

     The  undersigned,  the  Purchaser  or an officer  of, or other  person duly
authorized      by      the      Purchaser,      hereby      certifies      that
_____________________________________ was the
    [FILL IN NAME OF INSTITUTION]


     Purchaser of the shares evidenced by the attached certificate, and as such, proposes to transfer such shares on or about _________________ either (i) in
                                                      [DATE]
accordance with the registration

statement, file number [_______________] in which case the Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933 ("RULE 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:


        Name of Purchaser:
                                           -------------------------------------

        Name of Individual representing
        Purchaser (if an Institution):
                                           -------------------------------------

        Title of Individual representing
        Purchaser (if an Institution):
                                           -------------------------------------

Signature by:

        Purchaser or Individual
        representing Purchaser:
                                           -------------------------------------

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1         AUTHORIZATION AND SALE OF COMMON SHARES AND WARRANTS...........................................1

         1.1      Authorization..................................................................................1

         1.2      Sale of Common Shares and Warrants.............................................................1

ARTICLE 2         CLOSING; DELIVERY..............................................................................1

         2.1      Closing Date...................................................................................1

         2.2      Delivery.......................................................................................1

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................2

         3.1      Organization and Standing......................................................................2

         3.2      Corporate Power; Authorization.................................................................2

         3.3      Issuance and Delivery of the Securities; Capitalization........................................2

         3.4      SEC Documents..................................................................................3

         3.5      Governmental Consents..........................................................................3

         3.6      Litigation.....................................................................................3

         3.7      Eligibility to Use Form S-3....................................................................3

         3.8      Absence of Certain Changes.....................................................................4

         3.9      Full Disclosure................................................................................4

         3.10     Use of Proceeds................................................................................4

ARTICLE 4         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS....................................4

         4.1      Authorization..................................................................................4

         4.2      Investment Experience..........................................................................4

         4.3      Investment Intent..............................................................................4

         4.4      Registration or Exemption Requirements.........................................................5

         4.5      Dispositions...................................................................................5

         4.6      Residency......................................................................................5

         4.7      Legend.........................................................................................5

ARTICLE 5         CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASERS................................................6

         5.1      Representations and Warranties.................................................................6

         5.2      Covenants......................................................................................6

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                PAGE
                                                                                                                ----
         5.3      Listing........................................................................................6

         5.4      Judgments......................................................................................6

ARTICLE 6         CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY...................................................6

         6.1      Receipt of Payment.............................................................................6

         6.2      Representations and Warranties.................................................................6

         6.3      Covenants......................................................................................6

         6.4      Delivery of Purchaser Questionnaire............................................................6

ARTICLE 7         COVENANTS......................................................................................7

         7.1      Definitions....................................................................................7

         7.2      Registration Procedures and Expenses...........................................................7

         7.3      Other Registrations............................................................................8

         7.4      Delay in Filing................................................................................8

         7.5      Indemnification................................................................................9

         7.6      Prospectus Delivery...........................................................................10

         7.7      Termination of Obligations....................................................................11

         7.8      Reporting Requirements........................................................................11

         7.9      Assignment of Rights..........................................................................11

         7.10     Right of First Refusal........................................................................12

ARTICLE 8         RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT.................14

         8.1      Restrictions on Transferability...............................................................14

         8.2      Instruction Sheet.............................................................................14

         8.3      Transfer of Securities........................................................................14

         8.4      Purchaser Information.........................................................................14

         8.5      Filings.......................................................................................15

         8.6      Reporting Status..............................................................................15

ARTICLE 9         MISCELLANEOUS.................................................................................15

         9.1      Waivers and Amendments........................................................................15

         9.2      Broker's Fee..................................................................................15

         9.3      Governing Law.................................................................................15

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                PAGE
                                                                                                                ----
         9.4      Survival......................................................................................15

         9.5      Successors and Assigns........................................................................15

         9.6      Entire Agreement..............................................................................15

         9.7      Notices, etc..................................................................................16

         9.8      Severability of this Agreement................................................................16

         9.9      Counterparts..................................................................................16

         9.10     Further Assurances............................................................................16

         9.11     Expenses......................................................................................16

A.        General Information....................................................................................1

B.        Securities Holdings....................................................................................1

C.        NASD Questions.........................................................................................4